UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2010

Boston Scientific Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11083	04-2695240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Boston Scientific Place, Natick, Massachusetts		01760-1537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	508-650-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On April 27, 2010, we announced that the U.S. District Court in Minnesota declined to accept the plea agreement between Guidant and the U.S. Department of Justice (DOJ) related to product advisories issued in 2005, before we acquired Guidant. Instead, the Court invited the parties to consider a modified agreement fashioned to further serve the public interest, including community service, public education and charitable activities, and suggested the DOJ allocate a portion of the settlement funds to Medicare. The Court did not suggest revisions to the remaining terms of the plea agreement.

We plan to work with the DOJ in an effort to develop a modified plea agreement that is acceptable to the Court, the DOJ and the Company.

In November, Guidant agreed to plead to two misdemeanor charges related to the failure to include information in reports to the U.S. Food and Drug Administration, and we agreed to pay $296 million on behalf of Guidant.

A copy of the press release is attached as Exhibit 99.1 hereto.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boston Scientific Corporation

April 27, 2010	By:	Lawrence J. Knopf

Name: Lawrence J. Knopf
Title: Senior Vice President and Deputy General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Boston Scientific Corporation dated April 27, 2010.